Exhibit 3.2
PROVIDENT MORTGAGE CAPITAL ASSOCIATES, INC.
BYLAWS
ARTICLE I
OFFICES
     The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.
     Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.
     Section 3. SPECIAL MEETINGS. The chairman of the board, the chief executive officer, the president or the Board of Directors may call a special meeting of stockholders. Any such special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the board, chief executive officer, president or Board of Directors, whoever has called the meeting. A special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting stating the purpose of such meeting and the matters proposed to be acted on at such meeting, and any such special meeting shall be held on the date and at the time and place set by the Board of Directors. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.
     Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give notice of such meeting to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. Such notice may be delivered by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.
     Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the secretary’s absence, an assistant secretary, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment or appointed person, an individual appointed by the chairman of the meeting shall act as secretary and record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting.
     Section 6. QUORUM; ADJOURNMENTS. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may conclude the meeting or adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 7. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall entitle the holder thereof to cast one vote on each matter properly submitted to a vote at a duly-called meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
     Section 8. PROXIES. A stockholder may vote in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
     Section 9. STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the Maryland General Corporation Law, or any successor statute (the “MGCL”). The Corporation shall give notice of any action taken by less than unanimous consent to the applicable stockholders not later than ten days after the effective time of such action.
     Section 10. TELEPHONIC MEETINGS. The Board of Directors or chairman of the meeting may permit one or more stockholders to participate in a meeting of stockholders by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
     Section 11. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE III
DIRECTORS
     Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.
     Section 2. NUMBER, TENURE AND RESIGNATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
     Section 3. MEETINGS. The Board of Directors may provide, by resolution, the time and place for the holding of regular or special meetings of the Board of Directors without other notice than such resolution. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.
     Section 4. NOTICE. Notice of any meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
     Section 5. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.
     Section 6. VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.
     Section 7. CHAIRMAN OF THE BOARD. The Board of Directors may designate from among its members a chairman of the board who shall not, unless otherwise specified by the Board of Directors, be an officer of the Corporation. The chairman of the board shall preside over the meetings of the Board of Directors. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Directors.
     Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

     Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
     Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.
     Section 11. VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Any individual so elected as a director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.
     Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 13. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
     Section 14. CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

ARTICLE IV
COMMITTEES
     Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members and one or more committees, composed of one or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.
     Section 2. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
     Section 3. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
     Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be appointed by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. The duties of the officers of the Corporation shall be as set forth in these Bylaws and as from time to time prescribed by the Board of Directors or, in the case of any officer other than the president or chief executive officer, the president or chief executive officer. Each officer shall serve until his or her successor is appointed and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
     Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
     Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.
     Section 4. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.
ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS
     Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by the chief executive officer, the president or any other person authorized by the Board of Directors.
     Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the chief executive officer, the president, the chief financial officer, the treasurer or such other officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
     Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer, the treasurer or any other officer or agent designated by the Board of Directors may determine.

ARTICLE VII
STOCK
     Section 1. CERTIFICATES. The Board of Directors may authorize the Corporation to issue some or all of the shares of any class or series of its stock without certificates. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If shares of a class or series of stock are authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the secretary of the Corporation.
     Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
     Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
     Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
     Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of stock of each class held by such stockholder.
ARTICLE VIII
ACCOUNTING YEAR
     The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
     Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.
     Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
ARTICLE X
SEAL
     Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall be in any form approved by the Board of Directors. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
     Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI
INDEMNIFICATION AND ADVANCE OF EXPENSES
     To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, manager or managing member of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election or appointment of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
     Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph of this Article XI with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XII
WAIVER OF NOTICE
     Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIII
AMENDMENT OF BYLAWS
     The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.